EXHIBIT 4.1
                                                                     -----------


                      CORPORATE ACCESS NUMBER: 2010828560

                                    ALBERTA

                           BUSINESS CORPORATIONS ACT

                                  CERTIFICATE

                                       OF

                                  AMALGAMATION


                         PRECISION DRILLING CORPORATION
             IS THE RESULT OF AN AMALGAMATION FILED ON 2004/01/01.


                                                               [GRAPHIC OMITTED]
                                       [CERTIFICATE - REGISTRAR OF CORPORATIONS]

________________________________________________________________________________
                        BUSINESS CORPORATIONS ACT                       FORM 9
                               (SECTION 181)

ALBERTA
REGISTRIES                                             ARTICLES OF AMALGAMATION

________________________________________________________________________________
1. NAME OF AMALGAMATION CORPORATION:            2. CORPORATE ACCESS NO.:

   PRECISION DRILLING CORPORATION
________________________________________________________________________________
3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

   Schedule" A" attached
________________________________________________________________________________
4. RESTRICTIONS, IF ANY, ON SHARE TRANSFERS:

   None
________________________________________________________________________________
5. NUMBER (OR MINIMUM AND MAXIMUM NUMBER OF DIRECTORS:

   Minimum of three (3); Maximum of eleven (11)
________________________________________________________________________________
6. RESTRICTIONS, IF ANY, ON BUSINESSTHE CORPORATION MAY CARRY ON:

   None
________________________________________________________________________________
7. OTHER PROVISIONS, IF ANY:

   Schedule "B" attached
________________________________________________________________________________
8. NAME OF AMALGAMATING CORPORATIONS                   CORPORATE ACCESS NO:

   PRECISION DRILLING CORPORATION                      209668508

   PRECISION DRILLING TECHNOLOGY SERVICES GROUP INC.   2010820500



                                                      [STAMP]
                                                      [FILED electronically
                                                       at Alberta Registries
                                                        JAN -1 2004
                                                       Borden Ladner Gervais LLP
                                                      (Corporate Records Dept.)]
________________________________________________________________________________
DATE                            SIGNATURE                       TITLE

January 01, 2004            /s/ Dale Tremblay      Senior Vice-President Finance
                                                    and Chief Financial Officer

________________________________________________________________________________

FOR DEPARTMENTAL USE ONLY                                       FILED
CCA-06.109

                                  SCHEDULE "A"

          Attached to and forming part of the Articles of Amalgamation of
                         PRECISION DRILLING CORPORATION

THE CLASSES OF SHARES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE ARE:

(a)     An unlimited number of Common shares, the holders of which are entitled:

        (i) to receive notice of and to attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

        (ii) to receive any dividend declared by the Corporation on this class of shares; provided that the Corporation shall be entitled to declare dividends on the Preferred shares, or on any of such classes of shares without being obliged to declare any dividends on the Common voting shares of the Corporation;

        (iii) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution in equal rank with the holders of all other Common shares of the Corporation; and

        (iv) to the rights, privileges and restrictions normally attached to common shares.

(b) An unlimited number of Preferred shares, which as a class, have attached thereto the following:

        (i) the Preferred shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion if any, and any sinking fund or other provisions;

        (ii) the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting Common shares and over any other shares of the Corporation ranking by their terms junior to the Preferred shares of that series. The Preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common shares and any other such Preferred shares as may be fixed in accordance with clause (b)(i); and

        (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Preferred shares are not paid in full, all series of Preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

                                  SCHEDULE "B"

          Attached to and forming part of the Articles of Amalgamation of

                         PRECISION DRILLING CORPORATION

OTHER RULES OR PROVISIONS

The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at anytime exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

                            Articles of Amalgamation
                                      For
                         PRECISION DRILLING CORPORATION

                        Share Structure:              SCHEDULE 'A'
                        Share Transfers Restrictions: NONE
                        Number of Directors:
                        Min Number of Directors:      3
                        Max Number of Directors:      11
                        Business Restricted To:       NONE
                        Business Restricted From:     NONE
                        Other Provisions:             SCHEDULE 'B'



                Registration Authorized By: BRIAN E. ROBERTS
                                            SOLICITOR

AMALGAMATE ALBERTA CORPORATION - REGISTRATION STATEMENT

Service Request Number:                 5628755
Alberta Corporation Type:               Named Alberta Corporation
Legal Entity Name:                      PRECISION DRILLING CORPORATION
French Equivalent Name:
Nuans Number:
Nuans Date:
French Nuans Number:
French Nuans Date:

REGISTERED ADDRESS
Street:                                 4200, 150 - 6TH AVENUE S.W.
Legal Description:
City:                                   CALGARY
Province:                               ALBERTA
Postal Code:                            T2P 3Y7

RECORDS ADDRESS
Street:                                 4200, 150 - 6TH AVENUE S.W.
Legal Description:
City:                                   CALGARY
Province:                               ALBERTA
Postal Code:                            T2P 3Y7

ADDRESS FOR SERVICE BY MAIL
Post Office Box:
City:
Province:
Postal Code:
Internet Mail ID:

Share Structure:                        SCHEDULE 'A'
Share Transfers Restrictions:           NONE
Number of Directors:
Min Number Of Directors:                3
Max Number Of Directors:                11
Business Restricted To:                 NONE
Business Restricted From:               NONE
Other Provisions:                       SCHEDULE 'B'

Professional Endorsement Provided:
Future Dating Required:
Registration Date:              2004/01/01
________________________________________________________________________________

Director

Last Name:              SWARTOUT
First Name:             HANK
Middle Name:
Street/Box Number:      4200, 150 - 6THAVENUE S.W.
City:                   CALGARY
Province:               ALBERTA
Postal Code:            T2P 3Y7
Country:
Resident Canadian:      Y
Named On Stat Dec:


Last Name:              TREMBLAY
First Name:             DALE
Middle Name:
Street/Box Number:      4200, 150 - 6TH AVENUE S.W.
City:                   CALGARY
Province:               ALBERTA
Postal Code:            T2P 3Y7
Country:
Resident Canadian:      Y
Named On Stat Dec:      Y


Last Name:              MCNULTY
First Name:             MICK
Middle Name:
Street/Box Number:      4200, 150 - 6TH AVENUE S.W.
City:                   CALGARY
Province:               ALBERTA
Postal Code:            T2P 3Y7
Country:
Resident Canadian:      Y
Named On Stat Dec:

________________________________________________________________________________

Amalgamating Corporation

________________________________________________________________________________
Corporate Access Number        Legal Entity Name
________________________________________________________________________________
209668508                      PRECISION DRILLING CORPORATION
________________________________________________________________________________
2010820500                     PRECISION DRILLING TECHNOLOGY SERVICES GROUP INC.
________________________________________________________________________________


Attachment

________________________________________________________________________________
Attachment Type                 Microfilm Bar Code          Date Recorded
________________________________________________________________________________
Statutory Declaration           10000102000579763           2004/01/01
________________________________________________________________________________
Other Rules or Provisions       ELECTRONIC                  2004/01/01
________________________________________________________________________________
Share Structure                 ELECTRONIC                  2004/01/01
________________________________________________________________________________


Registration Authorized By: BRIAN E. ROBERTS
                            SOLICITOR

                            Articles of Amalgamation
                                      For
                         PRECISION DRILLING CORPORATION


Share Structure:                  SCHEDULE "A"
Share Transfers Restrictions:     NONE
Number of Directors:
Min Number of Directors:          3
Max Number of Directors:          11
Business Restricted To:           NONE
Business Restricted From:         NONE
Other Provisions:                 SCHEDULE 'B'





Registration Authorized By: BRIAN E. ROBERTS
                            AGENT OF CORPORATION